UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULED 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Securities Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant            [ X]
Filed by a Party other than the Registrant    [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to sec.240.14a-12
Edison International

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)    Title of each class of securities to which transaction applies:
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(2)    Aggregate number of securities to which transaction applies:
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(3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)
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(4)    Proposed maximum aggregate value of transaction:
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(5)    Total fee paid:
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[ ]    Fee paid previously with preliminary materials.
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[ ]    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)    Amount previously paid:
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(2)    Form, Schedule or Registration Statement No.
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(3)    Filing Party:
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(4)    Date Filed:
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The following email was sent to Edison International and Southern California employees on March 18, 2014:

Subject: Availability of Proxy Materials

To: Edison International and SCE Employees

The Edison International Proxy Statement for the annual meeting of shareholders to be held on April 24, 2014 and the 2013 Annual Report (the “proxy materials”) are available on our website at: www.edison.com/annualmeeting.
If you are a shareholder, unless you previously requested a paper or email copy of the proxy materials, you will receive a Notice in the mail with instructions on how to access the proxy materials and vote your shares on the Internet. You will not receive a paper copy of the proxy materials unless you request it by following the instructions provided on your Notice. Making the proxy materials available to shareholders on the Internet saves us the cost of printing and mailing documents and will reduce the impact of our annual meeting on the environment.
Please watch for your Notice in the mail. It will be mailed to your home or other address on the account(s) where your shares are held. If you hold your shares in a brokerage account, the Notice will come in an envelope from your broker.
The Notice will contain the control number you need to vote your shares. If you receive a paper or email copy of the proxy materials, the control number will be on the proxy card or in the email.
If you receive more than one Notice or proxy card, it means that your shares are held in more than one account. Use the control number provided on each Notice or proxy card to ensure that all of your shares are voted.
Employees who own Edison International shares are encouraged to take an active role in the governance of our company and vote their shares.

If you hold only stock options, restricted stock units or performance shares, you will not receive a Notice and are not entitled to vote these securities. However, employees who hold these securities may request a paper copy of the Edison International proxy materials at no charge by contacting the SCE Law Department, Corporate Governance, at 2244 Walnut Grove Avenue, Rosemead, CA 91770, or at (626) 302-2662.

Barbara E. Mathews
Vice President, Associate General Counsel,
Chief Governance Officer and Corporate Secretary